Exhibit 10.130

COMVERSE TECHNOLOGY, INC.

2005 STOCK INCENTIVE COMPENSATION PLAN

DEFERRED STOCK AWARD AGREEMENT

SECTION 1. GRANT OF DEFERRED STOCK UNITS.

(a) Award. On the terms and conditions set forth in this Agreement, the Company granted to Shefali A. Shah (the “Grantee”) a total of 30,000 Deferred Stock Units (the “Granted Units”) on May 30, 2007 (the “Grant Date”).

(b) Shareholder Rights. The Grantee (or any successor in interest) shall not have any of the rights of a shareholder (including, without limitation, voting, dividend and liquidation rights) with respect to the Granted Units until such time as the Company delivers to the Grantee the shares of Common Stock in settlement of the Granted Units, as described in Section 4(a).

(c) Plan and Defined Terms. This award is granted under and subject to the terms of the 2005 Stock Incentive Compensation Plan and the Stock Incentive Compensation Plan (2005) Addendum dated July 5, 2005 (together the “Plan”), which is incorporated herein by reference. Capitalized terms used herein and not defined in the Agreement (including Section 7 hereof) shall have the meaning set forth in the Plan. To the extent any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

(d) Grantee Undertaking. The Grantee agrees to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

SECTION 2. NO TRANSFER OR ASSIGNMENT OF AWARD.

This Award and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process; provided, however, that the Grantee shall be permitted to transfer this award, in connection with his or her estate plan, to the Grantee’s spouse, siblings, parents, children and grandchildren or a charitable organization that is exempt under Section 501(c)(3) of the Code or to trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons or to the Grantee’s former spouse in accordance with a domestic relations order.

SECTION 3. VESTING; TERMINATION OF SERVICE.

(a) Vesting. This award shall vest with respect to one-third of the Granted Units on each of the first, second and third anniversaries of the Grant Date (each, a “Vesting Date”).

(b) Termination of Service. Except as otherwise provided in this Section 3, the unvested portion of the award shall be forfeited as of the date (the “Termination Date”) that the Grantee actually ceases to provide services to the Company or an Affiliate in any capacity of Employee, Director or Consultant (irrespective of whether the Grantee continues to receive severance or any other continuation payments or benefits after such date) (such cessation of the provision of services by Grantee being referred to as “Service Termination”).

(c) Involuntary Termination. In the event of Service Termination by the Company or an Affiliate without Cause or by the Grantee for Good Reason or resulting from the Grantee’s death or Disability, the Granted Units shall vest on the Termination Date and the shares of Common Stock to be issued under the vested Granted Units in accordance with Section 4 of hereof shall be delivered to the Grantee on the applicable Vesting Date (the “Delivery Date”).

(d) Resignation/Termination for Cause. In the event of Service Termination by the Company or an Affiliate with Cause or if Cause exists as of the Termination Date, the Grantee shall forfeit all unvested Granted Units that are subject to this award.

SECTION 4. SETTLEMENT OF GRANTED UNITS.

(a) Settlement Amount. Subject to Section 4(b) hereof, the Company shall deliver to the Grantee on each vesting date a number of shares of Common Stock equal to the aggregate number of Granted Units that vest as of such date; provided, however, that no shares of Common Stock will be issued in settlement of this award unless the issuance of shares complies with all relevant provisions of law and the requirements of any stock exchange upon which the shares of Common Stock may then be listed. No fractional shares of Common Stock will be issued. The Company will pay cash in respect of fractional shares of Common Stock.

(b) Withholding Requirements. Unless the Grantee has made arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements, the Company shall withhold from the settlement amount a sufficient number of shares of Common Stock to enable the Company to satisfy its withholding requirements with respect to the settlement of the Granted Units.

SECTION 5. ADJUSTMENT OF GRANTED UNITS.

If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any extraordinary dividend or distribution of cash or other assets, in order to prevent dilution or enlargement of participants’ rights under the Plan, the Committee shall adjust, in an equitable manner, the number and kind of shares that will be paid to the Grantee upon settlement of the Granted Units.

SECTION 6. MISCELLANEOUS PROVISIONS.

(a) No Retention Rights, No Future Awards. Nothing in this award or in the Plan shall confer upon the Grantee any right to any future Awards and to continue in Continuous Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Grantee) or of the Grantee, which rights are hereby expressly reserved by each, to terminate his or her Continuous Service at any time and for any reason, with or without cause.

(b) Award Unfunded. The Granted Units represent an unfunded promise. The Grantee’s rights with respect to the Granted Units are no greater than the rights of a general unsecured creditor of the Company.

(c) Notice. Whenever under this Agreement it becomes necessary to give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it is intended or who should be advised or notified, by Federal Express (or other similar overnight service) or by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided in writing to the Company.

(d) Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(e) Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Grantee, the Grantee’s assigns and the legal representatives, heirs and legatees of the Grantee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(g) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

SECTION 7. DEFINITIONS.

(a) “Agreement” shall mean this Deferred Stock Unit Award Agreement.

(b) “Cause” shall have the meaning ascribed to it in the Grantee’s written employment agreement.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(d) “Disability” shall have the meaning ascribed to it in the Grantee’s written employment agreement.

(e) “Good Reason” shall have the meaning set forth in the Grantee’s written employment agreement.

(f) “Granted Units” shall have the meaning described in Section 1(a) of this Agreement.

(f) “Plan” shall have the meaning described in Section 1(c) of this Agreement.

(g) “Service Termination” shall have the meaning described in Section 3(b) of this Agreement.

(h) “Termination Date” shall have the meaning described in Section 3(b) of this Agreement.

(i) “Vesting Date” shall have the meaning described in Section 3(a) of this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, on June 25, 2007.

GRANTEE:	COMVERSE TECHNOLOGY, INC.

/s/ Shefali A. Shah	By:	/s/ Andre Dahan
Shefali A. Shah		Andre Dahan
President and Chief Executive Officer

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